Exhibit 99.1

OneMedNet Corporation Announces 1-for-10 Reverse Stock Split

MINNEAPOLIS, Minn.– September 25, 2026– OneMedNet Corporation (Nasdaq: ONMD) (the “Company,” “we,” or “our”), a leading provider of first-party (direct-from-source) regulatory decision-grade, AI-driven Real-World Data (RWD), today announced that it will implement a 1-for-10 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern Time on September 29, 2026. The Reverse Stock Split was approved by the Company’s stockholders at its Annual Meeting of Stockholders held on September 18, 2026, with the final ratio, within the range approved by stockholders, subsequently determined by the Company’s board of directors. The Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, and to broaden investor interest.

 The Company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on September 29, 2026 under the Company’s existing trading symbol “ONMD” with the new CUSIP number 68270C 202.

At the effective time of the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock without any change in the par value per share. The Reverse Split will reduce the number of shares of outstanding common stock from approximately 59,286,450 shares, the number of shares outstanding as of September 24, 2026, to approximately 5,928,645 shares of common stock. The total authorized number of shares will not be reduced. The Reverse Stock Split will also proportionately adjust the number of shares available under the Company’s equity incentive plans and the exercise price and number of shares underlying outstanding restricted stock units, warrants, and other equity instruments, in each case in accordance with their terms.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s relative interest in the Company’s equity securities, except for any adjustments for fractional shares.

Continental Stock Transfer & Trust Company is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes.

About OneMedNet Corporation

OneMedNet Corporation is revolutionizing Real-World Data (RWD) through its iRWD™ platform, delivering regulatory decision-grade, AI-ready datasets that include de-identified medical imaging alongside comprehensive clinical records. With a network spanning more than 2,300 sites and encompassing over 90 million patient journeys and 270 million studies, OneMedNet serves life sciences companies, medical device manufacturers, AI developers, and other innovators seeking high-quality, compliant healthcare data. The Company’s platform is powered by Palantir Foundry and supports applications ranging from drug development and regulatory submissions to foundational AI model training.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of the Company. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this press release include but are not limited to statements about the timing and implementation of the Reverse Stock Split and the commencement of trading of the Company’s post-split common stock, the impact of the Reverse Stock Split on the Company’s securityholders, the potential for the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and the expected number of shares of common stock to be issued and outstanding following the Reverse Stock Split.

We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by the Company, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent the Company’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company does not assume any obligation to update any forward-looking statements unless required by law.

OneMedNet Contacts:

Michael Wong, VP Marketing

Email: michael.wong@onemednet.com

SOURCE: ONEMEDNET CORPORATION